UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 30, 2022
____________________________
Owlet, Inc.
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-39516	85-1615012
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 North Ashton Boulevard, Suite 300 Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)
(844) 334-5330
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	OWLT	New York Stock Exchange
Warrants to purchase common stock	OWLT WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement.
On November 23, 2022 (the “Closing Date”), Owlet, Inc., a Delaware corporation (the “Company”) and Owlet Baby Care, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“OBCI” and together with the Company, “Borrower”), entered into the Third Amended and Restated Loan and Security Agreement (the “LSA”) with Silicon Valley Bank, a California corporation (“Bank”), as the lender. The LSA amended, restated and replaced in its entirety the prior Second Amended and Restated Loan and Security Agreement, dated April 22, 2020, and all amendments thereto prior to the Closing Date, by and between the Bank and OBCI (collectively, the “Prior LSA”).

The LSA provides for a $17.5 million revolving line of credit (the “Revolving Line”), up to $10 million of which is available to Borrower for borrowing thereunder on and after the Closing Date. The Revolving Line facility matures and terminates on April 22, 2024 (the “Revolving Line Maturity Date”), at which time any accrued and unpaid interest thereon and all other Revolving Line-related outstanding obligations becomes immediately due and payable. Interest on the outstanding principal amount of any Revolving Line advance accrues at a floating rate per annum equal to the greater of (i) five percent (5.00%) and (ii) the prime rate plus the prime rate margin (as defined in the LSA), and such interest is payable (a) monthly in arrears, (b) on each prepayment date and (c) on the Revolving Line Maturity Date. Borrower may reborrow prior to the Revolving Line Maturity Date, prepay and repay amounts borrowed under the Revolving Line, subject to the terms and conditions in the LSA, and the Company will use borrowings for working capital purposes and general business purposes.

The LSA also provides for an $8.5 million term loan (the “Term Loan”) to repay the growth capital term loans made by Bank to OBCI under the Prior LSA, which matures on April 1, 2024 (the “Term Loan Maturity Date”). Beginning on December 1, 2022, the Term Loan amortizes with equal monthly installments of $500,000 to be paid by Borrower. The Term Loan accrues interest on the outstanding principal amount at a floating rate per annum equal to the greater of (i) five and three-quarters percent (5.75%) and (ii) the prime rate plus the prime rate margin (as defined in the LSA), and such interest is payable (a) monthly in arrears, (b) on each prepayment date and (c) on the Term Loan Maturity Date. All outstanding principal and accrued and unpaid interest and all other Term Loan-related outstanding obligations shall become due and payable in full on the Term Loan maturity date.

Fees payable under the LSA include the following: (i) the revolving line commitment fee equal to $50,000, which was paid on the Closing Date; (ii) a prepayment fee equal to (a) two and one-half percent (2.50%) of the aggregate outstanding principal amount of the Term Loan so prepaid if on or prior to the first anniversary of the Closing Date, (b) two percent (2.00%) of the aggregate outstanding principal amount of the Term Loan so prepaid if after the first anniversary but on or prior to the second anniversary of the Closing Date and (c) one percent (1.00%) of the aggregate outstanding principal amount of the Term Loan so prepaid thereafter; (iii) final payment fee equal to $450,000, due on the earliest to occur of (a) the Term Loan Maturity Date, (b) the full repayment of the Term Loan, (c) the voluntary or mandatory prepayment of the full amount of the Term Loan or (d) upon the termination of the LSA; (iv) an anniversary fee equal to one-quarter percent (0.25%) per annum of the outstanding portion of the Revolving Line, due and payable on the earlier to occur of (a) each anniversary of the Closing Date, (b) the termination of the LSA or (c) upon the occurrence of an event of default thereunder; (v) a termination fee upon the termination of the Revolving Line prior to the Revolving Line Maturity Date equal to (a) two and one-half percent (2.50%) of the Revolving Line if such termination occurs prior to the first anniversary of the Closing Date or (b) two percent (2.00%) of the Revolving Line if such termination occurs thereafter; and (vi) an unused revolving line facility fee, payable quarterly in arrears and on the Revolving Line Maturity Date, equal to two-tenths percent (0.20%) per annum of the average unused portion of the Revolving Line (which shall be calculated as the difference between $10 million and the average for the period of the daily closing balance of the Revolving Line outstanding).

Other key terms of the LSA include the requirements that Borrower (i) maintain liquidity (as defined in the LSA) greater than (a) $15 million from the Closing Date through and including December 31, 2022, and (b) $25 million from and at all times after January 1, 2023, and (ii) maintain certain minimum net revenue (as defined in the LSA) amounts that are measured quarterly for fiscal quarters through December 31, 2023.

The LSA contains representations, warranties, covenants and events of default customary for agreements of this type, including customary covenants that restrict Borrower’s ability to, among other things, dispose of certain assets, make certain changes in management, entity control or business locations, undergo a merger, consolidation or certain other transactions, incur additional indebtedness, encumber certain Borrower property and assets, declare dividends or make certain distributions, engage in any material transactions with any affiliate of Borrower, make or permit any payment on certain subordinated debt, and comply with governmental and regulatory authorities, laws and regulations. The LSA also contains certain customary events of default. Immediately upon and during the continuance of an event of default (as defined in the LSA) that is not cured or waived as provided in the LSA, in addition to other remedies that may be available to Bank, outstanding obligations may be accelerated by Bank and shall bear interest at an annual default rate of three percent (3.00%) above the otherwise applicable rate.

The obligations under the LSA with respect to the Revolving Line and Term Loan are secured by substantially all of Borrower’s assets, with certain exceptions as set forth in the LSA, and are required to be guaranteed if certain conditions are not met.

The foregoing summary of the LSA does not purport to be complete and is subject to and qualified in its entirety by references to the terms of the LSA, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

99.1	Third Amended and Restated Loan and Security Agreement, dated November 23, 2022, between Silicon Valley Bank, as bank lender, and Owlet, Inc. and its subsidiary, Owlet Baby Care, Inc., as borrowers.

104	Cover Page Interactive Data file (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owlet, Inc.

Date: November 30, 2022	By:	/s/ Kathryn R. Scolnick
	Name:	Kathryn R. Scolnick
	Title:	Chief Financial Officer